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EXHIBIT 5.1

                      PIPER MARBURY RUDNICK & WOLFE LLP
                          1200 Nineteenth Street, N.W.
                             Washington, D.C. 20036

                                  202-861-3900

                                January 11, 1999

The Board of Directors
Startec Global Communications Corporation
10411 Motor City Drive
Bethesda, MD 20817

     Re:  Registration Statement on Form S-3
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Gentlemen:

     We have acted as counsel to Startec Global Communications Corporation, a Delaware corporation (the "Company"), with respect to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of up to 2,065,723 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, which may be offered and sold from time to time by certain selling securityholders named in the Prospectus contained in the Registration Statement or in amendments or supplements thereto.

     As counsel for the Company, we have examined the Registration Statement, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have, with your approval, assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others. We have not independently verified such information or assumptions.

     Based upon, subject to and limited by the foregoing and the other qualifications herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules promulgated thereunder.

                               Very truly yours,

                               /s/ Piper Marbury Rudnick & Wolfe LLP
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                              PIPER MARBURY RUDNICK & WOLFE LLP